UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 North Main Street, Suite 740

Pueblo, Colorado 81003

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

On February 1, 2017, through its wholly-owned subsidiary, GrowGeneration California Corp. (“GrowGeneration California”), GrowGeneration Corp. (the “Company”) entered into an asset purchase agreement (“Asset Purchase Agreement”) with an individual (the “Seller”) to purchase certain assets from the Seller in connection with a retail hydroponic and garden supply business (the “Business”) located in Santa Rosa, CA.

The assets subject to the sale under the Asset Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property, receivables and a custom list. In addition to the cash consideration for the purchase of such assets, GrowGeneration California also agreed to make certain cash payments and 25,000 shares of common stock of the Company to the Seller contingent on the achievement of revenue goals by the Business in 2017, 2018 and 2019.

The closing of the asset purchase took place on February 8, 2017.

In connection with the purchase of the assets, GrowGeneration California also entered into a commercial lease, to be effective from March 1, 2017 to February 28, 2022, to rent the premises where the Business is located.

Copies of the Asset Purchase Agreement and the lease are filed herewith as Exhibit 99.1 and 99.2, respectively.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

Disclosures under Item 1.01 above are incorporated hereunder in their entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Asset Purchase Agreement, dated February 1, 2017, by and between GrowGeneration California Corp. and Morgan Pagenkopf
99.2	Commercial Lease, dated February 1, 2017, by and between GrowGeneration California Corp. and Andrew Brown

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer

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